Exhibit 10.43

FORM OF AMENDMENT TO OPTION AGREEMENT

This Amendment (this “Amendment”) to certain Option Agreements (as defined below) is entered into as of                               , by and between GEO Holdings Corp. (the “Company”) and                                (the “Participant”).

WHEREAS, the Company and the Participant are parties to the Option Agreement between the Company and the Participant dated                                (the “First Option Agreement”) and Option Agreement between the Company and the Participant dated                                (the “Second Option Agreement” and Option Agreement between the Company and the Participant dated                                (the “Third Option Agreement” and all together, the “Option Agreements”);

WHEREAS, the Company and the Participant desire to amend provisions of the Option Agreements as set forth in this Amendment in order to have the options granted thereunder comply with Section 409A of the Internal Revenue Code of 1986, as amended;

WHEREAS, the Company and the Participant intend that, except for the specific modifications set forth in this Amendment, the Option Agreements shall remain in full force and effect in accordance with its terms; and

WHEREAS, in connection with this Amendment, the Company is amending the Plan (as defined in the Option Agreements) as set fort on Exhibit A.

NOW THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Participant hereby agree as follows:

1.                                       Amendments.

(a)                                  Amendment to Section 1.

The definition of “Disability” in Section 1 of the Option Agreements is hereby amended by replacing such section in its entirety with the following: “Disability” shall mean (a) your inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively your duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve month period, as determined in the reasonable judgment of the Committee and (b) any “Disability” as defined in your employment agreement with the Company, if any; provided, that, for purposes of Section 3(a), the Participant’s condition shall only be treated as a “Disability” if such condition also constitutes a “disability” with the meaning of Section 409(a)(2)(C) of the Code (and under Treasury Regulations or other IRS guidance issued under Section 409A of the Code from time to time).

(b)                                 Amendment to Section 1.

The definition of “Sale of the Company” in Section 1 of the Option Agreements is hereby amended by replacing such section in its entirety with the following: “Sale of the Company” shall mean (i) any sale, transfer or issuance or series of sales, transfers and/or issuances of capital stock of the Company by the Company or any holders thereof (including without limitation, any merger, consolidation or other transaction or series of related transactions having the same effect) which results in any Person or group of Persons (as the term “group” is used under the Act), other than CHS or its Affiliates, owning capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Board, and (ii) any sale or transfer of all or substantially all of the assets of the Company and its subsidiaries in any transaction or series of transactions (other than sales in the ordinary course of business) to any Person or group of Persons (as the term “group” is used under the Act), other than CHS or its Affiliates; provided that, for purposes of Section 3(a), a transaction shall not constitute a Sale of the Company unless it also is a “change in the ownership or effective control of” the Company, or a “change in the ownership of a substantial portion of the assets” of the Company (in each case as determined under Section 409(a)(2)(A)(v) of the Code (and under Treasury Regulations or other IRS guidance issued under Section 409A of the Code from time to time).

(c)                                  Amendment to Section.

Section 3 of the Option Agreements is hereby amended by replacing such section in its entirety with the following:

“(a)                            Vesting/Exercisability. Your Option is fully vested upon issuance but your vested Option shall be exercisable only upon the earliest of one or more of the following events: (i) a separation from service with the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code, (ii) death, (iii) Disability, (iv) the Expiration Date, and (v) a Sale of the Company; provided that, with respect to Options that become exercisable pursuant to clause (i) of this Section 3(a), if you are a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, then your Option shall become exercisable six months after the separation from service. Each event specified in clauses (i) through (v) of this Section 3(a)(i) is intended to constitute a “date specified under the plan” within the meaning of Treasury Regulation § 1.409A-3(d).

(b)                                 Section 409A. The permitted exercise of your Option specified in Sections 3 and 4 are intended to comply with the provisions of Section 409A(a)(2) of the Code. The Company may reduce or expand the period of time following an event in which the vested portion of your Option may be exercised if Internal Revenue Service guidance specifies that such a reduction is required or that such an expansion is permitted under the provisions of Section 409A(a)(2) of the Code. In addition, the Company may (but shall be under no obligation to) make any other changes to this Option Agreement it determines are necessary to comply with the provisions of Section 409A(a)(2) of the Code.”

(d)                                 Amendment to Section 4.

Section 4(a) of the Option Agreements is hereby amended in its entirety by replacing such section in its entirety with the following:

“(a)                            Normal Expiration. Your Options shall be exercisable only upon one or more of the events described in Section 3(a) above and, except as set forth in Section 4(b), to the extent not exercised in accordance with Section 3(a)) upon the occurrence of such event, the Option shall immediately terminate and cease to be exercisable.”

“(b)                           Expiration under Certain Events. Except as otherwise provided herein, any portion of your Option that was not vested and exercisable as of the date your employment with the Company terminated shall expire and be forfeited on such date, and any portion of your Option that was vested and exercisable as of the date your employment with the Company terminated shall also expire and be forfeited; provided that:

(i)                                     if you die or become subject to any Disability, the portion of your Option that is vested and exercisable shall expire upon the earlier of (A) the Expiration Date and (B) the later of the last day of the calendar year in which the event permitting exercise occurs and the 15th day of the third month following the date on which the event permitting exercise occurs, and

(ii)                                  if you are discharged other than for Cause, the portion of your Option that is vested and exercisable shall expire upon the earlier of (A) the Expiration Date and (B) the later of the last day of the calendar year in which the event permitting exercise occurs and the 15th day of the third month following the date on which the event permitting exercise occurs.”

(e)                                  Amendment to Section 5.

The first sentence of Section 5 of the Option Agreements is hereby amended in its entirety by replacing such sentence in its entirety with the following: “You may exercise all or any portion of your Option, to the extent it is exercisable under Section 3(a), by delivering written notice to the Company (to the attention of the Company’s Secretary) and your written acknowledgement that you have read and have been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to you regarding the Company, together with payment of the Option Price in accordance with the provisions of Section 2(b) above.”

2.                                       Effect of Amendment.

Except as set forth in Sections 1 of this Amendment, the provisions of the Option Agreements shall not be amended or altered by this Amendment and shall continue with full force and effect in accordance with its terms.

3.                                       Miscellaneous.

This Amendment shall be governed by the internal laws of the State of Delaware without giving effect to the conflicts of laws provisions thereof. This Amendment, and the Option Agreements (as modified hereby), contain the entire agreement of the parties hereto (and their successors and assigns) with respect to the subject matter hereof and supersedes any prior understandings or agreements, or representations by any of the parties hereto or their representative, whether written, oral or communicated via electronic medium, that may have related in any way to the subject matter hereof. This Amendment may be executed in one or more counterparts, which together shall constitute one and the same agreement.

In Witness Whereof, this Amendment to the Option Agreements has been duly executed and delivered by the Company to the Participant as of the date first written above.

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COMPANY:

GEO Holdings Corp.

Samir T. Badawi, President

PARTICIPANT: